                                                                   Exhibit 10.45

                   AMENDMENT TO AND EXTENSION OF OFFICE LEASE

     This  Amendment to and Extension of Office Lease (this  "Amendment")  is by and  between  MASSACHUSETTS  MUTUAL  LIFE  INSURANCE  COMPANY,  a  Massachusetts
corporation  ("Landlord"),  through its agent, CORNERSTONE REAL ESTATE ADVISERS,
INC.,  and ST.  MARY LAND &  EXPLORATION  COMPANY,  a  Delaware  corporation
("Tenant"), and is dated as of December 14, 2001.

     1. Purpose.  This Amendment amends and extends that certain lease agreement
        -------
titled  Indenture  dated June 1, 1989 (the "Original  Lease") by and between The
Equitable Life Assurance  Society of the United States,  a New York  corporation
("Equitable"),  and  Parish  Corporation,  a  Colorado  corporation  ("Parish").
Equitable  conveyed its  interest in the Property and in the Original  Lease (as amended) to  Landlord.  Parish has  assigned its interest in the Lease to Tenant and  Tenant has  assumed  Parish's  obligations  under the Lease as set forth in paragraph  25,  below.  Landlord  and  Tenant  desire  to extend  the  currently effective term of the Original  Lease (as amended),  to modify the definition of the Premises,  to provide for certain improvements to the Premises,  and to make certain other modifications to the Original Lease.

     2.  Interpretation.  For  purposes of this  Amendment,  the term  "Original
         --------------
Lease"  means  only the June 1, 1989  Indenture,  described  above  (but not any amendment  thereto) and  paragraphs 1 through 3 of the Rider  attached  thereto.
This Amendment amends the provisions and extends the term of the Original Lease.
In the event of any  inconsistency  between the provisions of this Amendment and the provisions of the Original  Lease,  the  provisions of this Amendment  shall control.  Capitalized terms used and not otherwise defined herein shall have the meanings  set forth  for them in the  Original  Lease.  This  Amendment  and the
Original Lease are referred to collectively as this "Lease."

     3.  Premises.  As of the date of this  Amendment,  Tenant  occupies  all of
         --------
Floors 7, 9, and 11 and  portions  of  Floors  6, 8, and 10 of Denver  Financial
Center Tower II, Denver,  Colorado (the "Building") pursuant to the terms of the
Original Lease (as amended).

           a. On or  before  approximately  February  1,  2002,  Landlord  shall complete Tenant Improvements,  as described in paragraph 10, below, to Suite 420 as shown on Exhibit A ("Suite 420") and to the 5th Floor of the  Building.  Upon
            ---------
such  completion,  Tenant shall take  possession  of such space  pursuant to the terms of this  Lease.  Tenant  shall  thereupon  surrender  all space on the 6th
Floor,  8th  Floor,  and 10th Floor (to the  extent  occupied  by Tenant) of the
Building,  Landlord shall complete  Tenant  Improvements  to the 6th Floor on or before approximately April 1, 2002 pursuant to paragraph 10, below at which time
Tenant shall commence  occupancy  thereof  pursuant to this Lease.  Tenant shall thereupon  surrender  all space on the 7th Floor,  and Landlord  shall  complete
Tenant  Improvements  to the 7th Floor on or before  approximately  June 1, 2002 pursuant to  paragraph  10,  below,  at which time  Tenant  shall  complete  the vacation of the 11th Floor and commence  occupancy of the 7th Floor  pursuant to this Lease.  In addition,  this Lease shall be effective as of June 1, 2002 with respect to Tenant's  occupancy of the 9th Floor of the  Building.  The estimated completion  dates in this  paragraph  are  dependent  upon,  among other things,
Tenant's  compliance  with the  provisions of paragraph 10, below,  and shall be subject to delays caused by Force Majeure (as defined below).

           b. For purposes of this Lease,  Suite 420 and the 5th,  6th, 7th, and
9th Floors of the Building  shall  constitute  the  "Premises"  and be deemed to consist of  approximately  42,660 rentable square feet.  Rentable square footage computations  are made by Landlord in accordance with BOMA method of measurement
ANSI/BOMA Z65.1-1996.

           c. The  Commencement  Date under this  Amendment with respect to each floor,  or  portion  thereof,  set forth  above  shall be the date  which is the earlier of (i) the date Tenant commences actual occupancy of such portion of the
Premises  and  (ii)  the date  which  is the  later  of the  date  set  forth in subparagraph  (a),  above,  or the date such  portion of the  Premises  has been substantially completed in accordance with the plans as determined in writing by the  architect  subject  only to  punch-list  items  which  will not  materially interfere  with  Tenant's  occupancy of such portion of the Premises and, in the case of the 9th Floor, June 1, 2002. The termination date with respect to leased space  under the  Original  Lease shall be the date on which  Tenant  completely vacates  and  surrenders  to  Landlord  all space on a  particular  floor in the condition  required by the Original  Lease,  except with respect to any floor or portion  thereof which is intended by the Plans to be demolished  and rebuilt as part of the Premises.

     4. Property. For purposes of determining operating expenses under paragraph
        --------
1(b) of the Lease,  "Property" means the commercial office  structure,  together with all appurtenant plazas,  subgrade areas, and other improvements situated on the land and known as the "Denver  Financial  Center  Tower I and Tower II", and
Tenant's share means 9.79% (42,660/435,672).

     5.  Effective Date and Rent  Commencement.  Payment of rent with respect to
         -------------------------------------
each portion of the Premises  under this Lease shall commence three months after the Commencement  Date as determined under paragraph 3(c),  above. The estimated dates on which rent shall commence with respect to various floors comprising the
Premises are as follows:

                    Suite 420 and 5th Floor:       May 1, 2002
                    6th Floor:                     July 1, 2002
                    7th and 9th Floors:            September 1, 2002

As Tenant vacates  floors as  contemplated  by paragraph 3, above,  rent payable under the Original Lease for such vacated floors shall  terminate.  Landlord and
Tenant intend that, so long as Tenant's relocation from currently occupied space to newly  remodeled  portions of the Premises in a  commercially  reasonable and business-like  matter, rent payments due with respect to the space being vacated shall  terminate  as of the  Commencement  Date with  respect  to the new space.
Except as provided in this paragraph 5 and paragraph 3(c),  above, the effective date for the application of this Amendment shall be June 1, 2002.

     6. Lease Term. The Lease Term for the Premises shall expire May 31, 2012.
        ----------

     7. Rent. Tenant shall pay Base Rent, Additional Rent, and all other amounts
        ----
due to Landlord  under this Lease on the first day of each month during the Term
(and pro rata for any  partial  month)  at the  office  of  Landlord's  building manager,  currently Transwestern Commercial Services, 1775 Sherman Street, Lobby
Level,  Denver,  CO 80203  without  demand,  the same being  waived and  without set-off or deduction, according to the following schedule:

                                 Annual               Annual          Monthly
Time Period                      Rent Per r.s.f.      Rent            Rent
-----------                      ---------------      ----            ----

Commencement Date - 05/31/04     $17.50 per r.s.f     $746,550.00     $62,212.50
6/1/04 - 05/31/07                $18.50 per r.s.f     $789,210.00     $65,767.50
6/1/07 - 05/31/12                $19.50 per r.s.f.    $831,870.00     $69,322.50

     8. Base  Year.  Under  this  Lease,  the Base Year for Taxes and  Operating
        ----------
Expenses shall be the full calendar year 2002. Each calendar year,  Tenant shall pay its Tenant's share (9.79%) of the difference  between Operating Expenses and
Taxes for such calendar year and actual  Operating  Expenses and Taxes  incurred during the Base Year.

     9.  Taxes  and  Operating  Expenses.  For  purposes  of the  provisions  of
         -------------------------------
paragraph 1(b) of the Original  Lease,  Taxes and Operating  Expenses shall have the following meanings:

                    Taxes:  The term  "Taxes"  means all taxes and  assessments, special or otherwise, levied upon or with respect to the Building and the Property (including air rights) imposed by federal, state or local  government,  use,  occupancy,  excise or other  similar taxes,  and  taxes on rent or  other  income  from  the  Building
               (computed,  in case of a graduated  tax as if  Landlord's  income from the Building were Landlord's sole taxable income),  the cost of contesting by appropriate proceeding the amount or validity of any of the  aforementioned  taxes or  assessments,  and taxes and assessments  of  every  kind  and  nature  whatsoever  levied  or assessed  and imposed on  Landlord in lieu of or in  substitution for existing or  additional  real or personal  property  taxes or assessments  on the Building or the  Property;  except that Taxes shall not  include  general  income,  franchise,  capital  stock, estate or inheritance tax, unless Landlord  equitably  determines that such Taxes are in lieu of or in substitution for real estate taxes.  In the case of special taxes and  assessments  payable in installments, only the amount of such installment due and payable during a single calendar year shall be included in Taxes for that year.

                    Operating Expenses:  The term "Operating  Expenses" shall be deemed to include all costs which, for federal tax purposes,  may be expensed rather than capitalized and which Landlord will incur
               in  owning,   maintaining  and  operating  the  Building  or  the
               Property,  exclusive of Taxes, as hereinabove  defined,  mortgage interest and depreciation.  Without  limitation to the foregoing, the term  "Operating  Expenses"  shall mean those costs  incurred during  each  year of the  term of the  Lease in  respect  of the operations  and  maintenance  of the Property and the Building in accordance  with  accepted  principles  of sound  management  and accounting  practices as applied to the operation and maintenance of comparable  office buildings in the Central Business  District of Denver,  Colorado,  including  the cost of or charges  for the
               following  by  way  of  illustration,   but  without  limitation:
               landscaping  and  snow  removal,   water  and  sewer,   insurance
               premiums,   licenses,  permits  and  inspections,   heat,  light,
               electrical   power,   steam,   security,   janitorial   services,
               maintenance of and repairs to equipment servicing the Property or
               the  Building,   window   cleaning,   refuse  removal   services,
               air-conditioning,   supplies,  materials,  equipment  and  tools,
               administration  and  management of the Property and the Building, changing the Building's  electric service provider and associated installation, maintenance, repair and service costs, changing any company providing electricity service, personal property taxes on the personal  property  used in the  operation of the Property or the Building,  the cost, as amortized over the useful life of the improvement as reasonably determined by Landlord with interest at one and one-half  percent  (l1/2%) above the prime rate announced from  time to time  by the  Wells  Fargo  Bank of  Denver  on the unamortized  amount of any  capital  improvement  made  after the
               Effective Date which reduces Operating Expenses, but in an amount not to exceed such  reduction for the relevant year, and the cost of contesting by appropriate proceedings the applicability to the
               Property  or  the  Building  or  the  validity  of  any  statute, ordinance,  rule or  regulation  affecting  the  Property  or the
               Building  which  might  increase  Operating  Expenses.  Operating
               Expenses  shall not include:  (i) costs for repairs or other work occasioned by fire,  windstorm or other  insured  casualty to the extent  covered by  insurance  proceeds;  (ii) costs  incurred in leasing  or  procuring  new  tenants  (i.e.,  lease  commissions,
               advertising   costs  and  costs  for  renovating  space  for  new
               tenants);  (iii) legal costs in enforcing the terms of any lease;
               (iv)  interest  or  amortization  payments  on  any  mortgage  or mortgages;  (v)  rental  for any  ground or  underlying  lease or leases; (vi) salaries or other compensation paid to any executive employees above the grade of Senior Property  Manager (unless the resident Senior Property Manager has executive  responsibilities, in which case such  person's  salary shall be  allocated  between duties  as  property  manager,  which  shall  be  charged  as  an
               Operating Expense, and duties as an executive, which shall not be allocated as an Operating  Expense);  (vii) wages,  salaries,  or other  compensation  paid for clerks or attendants in concessions or newsstands  operated by Landlord;  and (viii) those exclusions from Operating Expenses listed on Exhibit B to this Amendment.
                                                 ---------

If Landlord makes any capital  improvement during the term of the Lease in order to comply with safety or any other  requirements of any federal,  state or local law or governmental regulation that is enacted after the date of this Amendment, then the cost as amortized over the useful life of the improvement as reasonably determined  by the Landlord with  interest at one and one-half  percent  (l1/2%)
above the prime rate  announced from time to time by Wells Fargo Bank of Denver, shall be deemed an Operating  Expense in each of the calendar years during which such amortization  occurs, and Tenant shall be responsible for Tenant's Share of any such amortized expense.

     The remaining terms of Paragraph 1(b) are not modified.

     10. Tenant Improvements.
         -------------------

           a. Landlord shall provide to Tenant an allowance (the "TI Allowance")
of up to $32.70 per rentable  square foot of Suite 420 and Floors 5, 6, and 7 of the Building, approximately 33,181 rentable square feet, or $1,085,018.70.  Such allowance  shall be  utilized  by Tenant  solely for the  architecture,  design,
engineering,   construction,  and  construction  management  (including  project management  services of CRESA  Partners or an affiliate up to a maximum of $2.00 per rentable  square foot) in the  construction  of Tenant  Improvements  to the
Premises.  Landlord shall charge a construction management fee of 2% of the hard construction costs which shall be paid from the TI Allowance. "Hard construction costs"  include  all  costs of  labor  and  materials  related  to the  physical construction  of the Tenant  Improvements  and do not include fees of architects and engineers,  project management fees, or insurance. Tenant Improvements shall include only those additions and improvements which are considered real property under Colorado law,  including capital  improvements to the Building as approved by  Landlord  and  shall be  installed  only  pursuant  to  detailed  plans  and specifications  which have been approved in advance by Landlord,  which approval shall not be unreasonably withheld or delayed. Landlord and Tenant have approved the preliminary space plan (the "Preliminary  Drawings") for improvements to the
Premises (as finally  embodied in the  detailed  plans and  specifications,  the
"Tenant  Improvements")  prepared  by  W.E.  Kieding  Interior  Architects  (the
"Architect").  Landlord  shall  review  the  detailed  plans and  specifications described above and provide  comments to Tenant within five (5) business days of delivery.  Thereafter,  comments on revised  plans and plan  revisions  shall be provided no later than two (2) business days after request by the other party.

                i.  All  such  Tenant  Improvements  shall  be  completed  by  a contractor  reasonably  approved  by  Landlord  pursuant  to a  contract between such contractor and Landlord.

                ii.  Landlord  shall  require its general  contractor to solicit written bids from reputable subcontractors and suppliers with respect to all material subcontracts and material purchases.  Such subcontracts and contracts for material  purchases  shall be awarded to the lowest bidder unless Tenant consents to use of a different  subcontractor or supplier, and such consent shall be granted on a  commercially  reasonable  basis.
        The contract with the general  contractor  shall contain the  provisions set forth in this subparagraph.

                iii.  Landlord  reserves  the right to  require  that any Tenant
        Improvement  affecting  any  significant  system in the  Building  to be completed  only by Landlord's  contractor or  subcontractor  at Tenant's expense,  provided the charges of such  contractors are competitive with others in their trade.

                iv.  Tenant  shall be liable to pay any amount  for such  Tenant
        Improvements  in excess of the amount of the  allowance  set forth above
        ("Excess Costs").  Landlord shall promptly notify Tenant upon Landlord's discovery that there are Excess Costs,  whereupon  Tenant shall have the opportunity  to make changes to the  approved  plans so as to reduce the costs. Landlord shall, upon Tenant's written request,  finance an amount to pay for Excess Costs not to exceed $1.00 per rentable  square foot or
        $33,181.00.  Such amount shall be amortized  over the remaining  Term of the Lease at an  interest  rate of 12% per year and paid to  Landlord in equal installments monthly as Base Rent.

           b. Tenant may  authorize  changes in the Tenant  Improvements  during construction  only by written change order.  All such changes will be subject to
Landlord's  prior written  approval,  which approval  shall not be  unreasonably withheld or delayed, and shall be subject to Tenant's final agreement in writing as to any  delays  attributable  to the  change  and the  costs  of such  change
(including  availability  of Landlord's  financing  and Tenant  electing to have
Landlord finance such costs as provide in subparagraph  (a)(iv),  above), all of which  costs in excess of the TI  Allowance  shall be prepaid by Tenant.  Tenant shall  confirm  its final  agreement  to a change  order by  executing a written agreement  and paying to Landlord  any amounts  payable in  connection  with the change  order.  If Tenant  fails to deliver the final  agreement or payment in a timely  manner,  Tenant shall be deemed to have  withdrawn  the proposed  change order, and Landlord will not proceed with the change.

           c. In addition to the TI Allowance  described  above,  Landlord shall provide a TI Allowance for the portion of the Premises located on the 9th Floor.
Such TI Allowance  may be used with respect to Tenant  Improvements  for which a building  permit is issued on or after  June 1, 2002 but prior to June 1,  2004.
The amount of the TI Allowance  shall be $32.70 per rentable  square foot of the
Premises on the 9th Floor being improved  multiplied by a fraction the numerator which is the number of full calendar  months  remaining in the term of the Lease subsequent to the date of issuance of the building permit and the denominator of which is 120. The  provisions of the preceding  subparagraph  (a) shall apply to the construction of Tenant Improvements to the 9th Floor. In the event the costs of Tenant Improvements to the 9th Floor exceed the TI Allowance,  at the request of Tenant,  Landlord shall advance up to an additional  $1.00 per square foot on the terms and conditions set forth in paragraph 10(a)(iv), above.

           d. Tenant shall receive no credit for any unused TI Allowance.

           e. The plans for  constructing  the Tenant  Improvements  contemplate that the Landlord will make certain  repairs and  replacements  to base building systems,  and the expense of such repairs and  replacements  are to be paid from the TI Allowance.  Any repairs or replacements  to the base building  systems in addition  to those  contemplated  by the plans which are  necessary  in order to provide  services to the  Premises as required by this  Amendment or required by appropriate  authorities to comply with  applicable  building codes shall be the responsibility of Landlord.

           f.  Landlord  shall notify Tenant in writing at such time as Landlord deems the  construction of a portion of the Tenant  Improvements  (which portion shall not be less than all of the Tenant Improvements for a particular floor) to be  complete  and the  Premises  ready  for  occupancy,  which  notice  shall be accompanied by a certificate of the Architect that the Tenant  Improvements have been  substantially  completed  in  accordance  with the  approved  plans.  Upon
Landlord so notifying Tenant of completion, Landlord, Tenant, and the contractor shall conduct an inspection of the Premises to verify that the applicable Tenant
Improvements have been  satisfactorily  completed.  As a part of the inspection, the  inspecting  parties  shall  prepare  and execute a  punch-list  of items of incomplete  work.  Landlord  shall  cause the  general  contractor  to  promptly commence the  punch-list  work and to complete all such work within  thirty (30)
days after the date of the punch-list.

           g. Subject to Tenant complying with reasonable  requirements relating to balancing the HVAC system,  Landlord shall maintain the Premises according to
ASHRAE  standards  as  set  forth  in  Exhibit  C to  this  Amendment.  Tenant's
                                       ----------
requirements may include the following: maintaining window coverings in a closed position  during the cooling  season;  not covering  registers  or returns;  not making substantial changes in the location of electrical equipment,  lights, and other  heat  generators  compared  to  the  plans;  not  accessing  or  changing thermostats without input from Building management;  and not using space heaters or other substantial generators of heat in the Premises.  Landlord shall provide electrical  power to the Premises,  exclusive of the power  required to run base building  systems  and  building  standard  lighting,  in an amount  equal to or greater  than 1.7 watts per  rentable  square foot based on an "Average  Running
Load" of Tenant's low voltage  electrical  demand.  In addition,  Landlord shall make available to Tenant and the Premises the additional  electrical  service as set forth on Exhibit C to this  Amendment.  Landlord shall not require Tenant to
             ---------
install a submeter with respect to electrical service unless there is a material change in  Tenant's  electrical  usage  from  that  contemplated  by the  plans.
Electrical usage, as shown on the Architect's plans dated November 2, 2001, does not constitute  "heat  generating  machines or equipment" which triggers certain rights of Landlord under Section 2(b) of the Original Lease.

           h. Upon  default by Landlord in providing  electrical  service to the
Premises,  Tenant  shall have the right to an  abatement of rent for each day in which there has been an Interruption  of Electrical  Service (as defined below).
Landlord shall be deemed to be in default in providing  electrical  service only if, in any  12-month  period,  there  have been more than two  Interruptions  in
Electrical  Service  or if,  during  the  Term,  there  have been more than four
Interruptions in Electrical Service. An Interruption in Electrical Service shall mean that:

                i. there has been a failure to provide electrical service to any part of the Premises at the minimum levels required by this Amendment;

                ii.  the  interruption  has,  in  Tenant's  reasonable  opinion, materially interfered with its ability to conduct its business;

                iii. the  interruption  is for reasons other than Force Majeure, except  insufficiency  in capacity of the Building's  base systems shall not be deemed to be beyond Landlord's reasonable control; and

                iv.   Tenant  has  given   Landlord   written   notice  of  such
        interruption and interference within one business day of its occurrence.

Upon any Interruption of Electrical Service,  Landlord will use its best efforts to  determine  the  cause of the  interruption  and  remedy  the same as soon as possible.  Thereafter,  Landlord  shall  notify  Tenant as to what  Landlord has determined to be the cause of the Interruption of Electrical  Service and how it has remedied the same. Tenant, through its engineers and consultants, shall have the right, at Tenant's expense, to participate in investigating the cause of the interruption.  Tenant's  remedies  hereunder  shall be in  addition to any other remedies available to Tenant.

     11. Brokerage. Tenant warrants to Lender that Tenant has not dealt with any broker, agent, or other person who may be entitled to a commission in connection with the  modification  and extension of the Lease other than CRESA Partners and
Cushman &  Wakefield of Colorado,  Inc.  ("Cushman").  Cushman is Landlord's
agent and owes a fiduciary obligation to Landlord only. Tenant is represented by
CRESA Partners which owes a fiduciary obligation to Tenant only. Landlord agrees to pay CRESA  Partners a brokerage  commission  with respect to the execution of this Lease equal to  $178,140.00.  One half of such  commission,  or $89,070.00, will be paid to CRESA  Partners upon execution and delivery of this Amendment to
Landlord and the balance shall be paid promptly following  Landlord's receipt of
Tenant's rent payment due May 1, 2002 and Tenant's  having taken full possession of Suite  420 and the 5th and 6th  Floors to the  extent  such  portions  of the
Premises are ready for occupancy.

     12. Right of First Refusal.
         ----------------------

           a. Subject to the terms and conditions contained herein, Tenant shall have a continuing  right ("Option") to lease all or part of the remaining office space  located  on the 4th and 8th  Floors of the  Building,  respectively  (the

                                        8

"Option  Space"),  on and subject to the terms of this paragraph 12. This Option shall be subject to  Landlord's  right to lease all or part of the Option  Space which  becomes  subject  to a Letter  of  Intent  to  Lease  ("LOI")  between  a prospective  tenant and  Landlord  from time to time  ("Offer  Space")  provided
Landlord  gives Tenant notice of its intent to lease such Offer Space and Tenant does not  exercise  its  Option  to  lease  such  Offer  Space  as  provided  in subparagraph (b), below.

           b. If during the initial Term of this Lease,  Landlord enters an LOI,
Landlord shall promptly  provide Tenant with written notice (the "Offer Notice")
that  Landlord has entered  into the LOI.  The Offer  Notice shall  identify the
Offer Space, the name of the prospective tenant, and the rent rate. Tenant shall have seven (7) business days following the Offer Notice within which to exercise its  Option  to lease  the Offer  Space in  accordance  with the terms set forth below.  Should Tenant indicate that it is not prepared to lease the Offer Space, whether by notice to  Landlord  or by  failing  to  respond to the Offer  Notice within the seven (7)  business  day period,  then Tenant shall be deemed to have waived its Option with  respect to such Offer  Space.  Upon such  waiver,  for a period of 90 days Landlord may lease the Offer Space to the  prospective  tenant at a rent not less than 90% of the rent set forth in the LOI  without  having to re-offer  the Offer  Space to Tenant.  If during  such  90-day  period  Landlord desires to lease the Offer Space to the prospective  tenant named in the LOI for a rent  less than 90% of the rent set forth in the LOI,  Landlord  shall  notify
Tenant of such fact and again offer the Offer  Space to Tenant and Tenant  shall accept or reject such offer within two business days. If Tenant fails to respond within such two business-day period, Tenant shall be deemed to have rejected the offer and Landlord may lease the Offer Space within the original  90-day  period to the prospective  tenant pursuant to the LOI at not less than 100% of the rent as so modified.  If Landlord  does not lease the Offer Space to the  prospective tenant within the 90-day period,  Tenant shall again have its continuing  Option to lease the Offer Space on the terms provided in this paragraph 12 and Landlord shall not lease the Offer Space  unless  Landlord  re-offers  the Offer Space to
Tenant on the terms provided in subparagraph (a), above.

           c.  Tenant's  Option shall be the Option to lease the Option Space at the then  current  rent per  square  foot  under  the  Lease  and  otherwise  in accordance  with the terms set forth  below,  and subject to existing  rights to expand,  extend,  or renew as set forth in this Lease.  The term of the lease of the Option  Space  shall be  co-terminus  with the term of the Lease,  including extensions.  Landlord  shall not be obligated to provide any allowance to Tenant for tenant improvements or any other expense.

           d. If Tenant  exercises  such Option,  the effective date of Tenant's leasing of the Option Space (the  "Option  Space  Effective  Date") shall be the earlier to occur of (i) the date Tenant  occupies  the Option  Space or (ii) the date ninety (90) days  following  Tenant's  notice of its intent to exercise its option to lease the Option Space.

           e. The Option  Space  shall be leased in "as is"  condition,  and all other  improvements  in the Option  Space  shall be Tenant's  responsibility  at
Tenant's cost, and shall be made in accordance with the applicable provisions of this  Lease  and  in  compliance  with  all  applicable  laws,  ordinances,  and regulations. The rights of Tenant under this provision shall not be severed from this Lease or separately sold,  assigned,  or otherwise  transferred,  and shall terminate at the expiration of the original Lease term.

     13. Option to Renew.  Tenant,  but not any assignee or sublessee of Tenant,
         ---------------
is hereby  granted  the  option to renew this Lease for one (1) term of five (5)
years.  Provided  Tenant is not in default  (after notice and  expiration of any applicable cure period),  Tenant may exercise such option upon written notice to
Landlord  with no less than nine (9)  months  prior  written  notice  before the expiration  of the current  Term.  If Tenant fails to exercise the option by the date set forth in the  preceding  sentence,  then Tenant shall be deemed to have elected not to exercise  the option and this  renewal  option shall be deemed to have  terminated.  Time  is of the  essence  in the  exercise  of  such  option.
Notwithstanding  the  preceding,  an assignee of Tenant  which is owned or under common  ownership  with Tenant or which owns Tenant may  exercise  the option to renew  set  forth in this  paragraph  13,  provided  such  assignee's  financial position is reasonably  acceptable to Landlord and provided Tenant  continues to be a party to the Lease during such renewal term.  For purposes of the preceding sentence, ownership means at least 51% equity ownership and 51% voting control.

           a. The renewal term will be on the same terms and conditions as those contained in this Lease except as follows:

                i. There shall be no further  rights to renew after the exercise of the renewal option;

                ii. Any tenant improvement allowance, rental concessions, or the like,  granted by Landlord to Tenant in the initial lease term shall not be applicable in the renewal term; and

                iii.  The rent for the  renewal  term shall be the "Fair  Market
        Rental  Value"  defined as the amount per  rentable  square foot for the
        Premises  during  the  renewal  term  which  is  representative  of  and comparable  of the  consideration  charge for  substantially  comparable office space in the Central Business District of Denver, Colorado taking into  consideration  that the  renewal is being made on an "as is" basis without any tenant improvement  allowance,  rental  concessions,  or the like.

           b. In the event the parties cannot agree on Fair Market Rental Value, either  Landlord or Tenant may, by notice to the other,  commence an arbitration proceeding to determine Fair Market Rental Value as follows:

                i. The  arbitration  shall be conducted by a three-member  panel composed  of licensed  Colorado  real estate  brokers,  whose  brokerage activities for the last ten years have concentrated in office leasing in the Central Business District of Denver,  Colorado. Each of Landlord and

                                       10

        Tenant shall, by notice to the other, identify one such broker to act as an arbitrator. Within five days of such appointment, the two arbitrators so  selected  shall  select a third  arbitrator  meeting  the  preceding qualifications,  who shall act as chairman of the arbitration  panel. In the event a party fails to appoint an arbitrator,  the arbitration shall be conducted by the single  arbitrator  appointed by the other party. In the event the two arbitrators  cannot select a third  arbitrator  within the applicable  time period,  such  arbitrator  shall be selected by the
        President  of the Denver  Board of  Realtors  upon the request of either party.

                ii. The arbitrators shall be impartial.

                iii. Within 15 days of the appointment of the third  arbitrator, each of the two  party-appointed  arbitrators shall prepare a memorandum setting forth such arbitrator's estimate of the Fair Market Rental Value of the  Premises,  including  all  comparable  leases  relied on and the reasoning and rationale of such arbitrator.

                iv.  Within five days  following  the delivery of the reports of the two party-appointed  arbitrators to the third arbitrator,  the third arbitrator  shall  select as the Fair  Market  Rental  Value the  amount determined by one or the other of the party-appointed arbitrators which, in the determination of the third arbitrator,  is closest to Fair Market
        Rental Value as determined by such third arbitrator.

                v. The place of the arbitration  will be in the Central Business
        District  of Denver,  Colorado.  The rules of the  arbitration  shall be established  as needed  by the third  arbitrator.  The  decision  of the arbitrators  shall be final,  binding,  and  conclusive  on Landlord and
        Tenant and shall not be  reviewable  by a court other than on account of fraud. Once the arbitrators have been appointed, neither the parties nor their respective  counsel may contact the arbitrators  except in writing with  copies  to  the  other  party  and  its  counsel  or in  telephone
        conversations   or  meetings  with  counsel  for  both  of  the  parties
        participating.  The fees of the two party-appointed arbitrators shall be paid  by  the  respective  appointing  party.  The  fees  of  the  third arbitrator  shall  be  shared  equally  by  the  parties.  All  expenses authorized by the third  arbitrator in connection  with the  arbitration shall be shared by the parties.

     14.  Early  Termination  Option.  Subject to Tenant's  compliance  with the
          --------------------------
provisions  of this  paragraph,  Tenant  may,  from time to time,  surrender  to
Landlord  all or a portion of the  Premises  (the  "Surrendered  Premises").  To
exercise  such early  termination  option,  Tenant shall comply with each of the following:

           a.  Tenant  shall  provide  written  notice to Landlord at least nine calendar months in advance of the date of termination.

           b. The date of termination  shall be as of the last day of a calendar month.

                                       11

           c. The  Surrendered  Premises  shall  include all of the space on the floor or floors on which the Surrendered Premises is located.

           d. On the  first  day of the  month in  which  the  termination  date occurs,  Tenant  shall  pay to  Landlord  as  Additional  Rent  the  unamortized
Transaction Costs with respect to the Surrendered Premises.  "Transaction Costs"
means all of the following costs actually paid by Landlord and not reimbursed by
Tenant:  TI Allowance,  Excess Costs,  real estate  brokerage  commissions,  and
Landlord's legal expenses. As of the date of this Amendment, the TI Allowance is
$32.70 per rentable square foot, and real estate brokerage commissions are $6.65 per rentable square foot; Landlord's legal expenses will be determined as of the execution of this Amendment.  Because the actual  Transaction  Costs will not be known until after the Tenant  Improvements  are  completed,  upon the request of either party,  the parties will confirm in writing the final actual  Transaction
Costs.  All  Transaction  Costs shall first be allocated on a per square footage basis (and on a temporal basis to account for different  Commencement  Dates) as between  the  Surrendered  Premises  and the balance of the  Premises,  and such
Transaction  Costs allocated to the Surrendered  Premises shall then be prorated by multiplying such expenses by a fraction, the numerator of which is the number of calendar  months  remaining in the Term divided by the total number of months from the first month for which Base Rent was paid  through the last month of the
Term.

           e. The  termination  right  granted  by this  paragraph  shall not be effective until after May 31, 2008.

           f. At the time Tenant makes the payment required by subparagraph (d), above,  Tenant shall pay Landlord a termination  fee equal to the amount of Rent for the  Surrendered  Premises  which  would  have been due for the first  three months following the termination date but for such early termination.

     15.  Parking.  Landlord  grants to Tenant the right,  in common with others
          -------
authorized by Landlord,  to use the parking  facilities  owned by Landlord which are part of the Property.  As of the commencement of this Lease,  Landlord shall continue to provide to Tenant parking in 20 reserved  spaces and 32 non-reserved spaces as provided  in the  Original  Lease (as  amended).  In the event  Tenant expands the Premises subject to this Lease, additional parking shall be provided at a ratio of one parking space per each 1,208 rentable square feet added to the
Premises.  In the event Tenant exercises its rights of early  termination  under paragraph 14, above,  the number of parking spaces provided to Tenant under this
Lease shall be reduced at a ratio of one parking  space per each 1,208  rentable square feet  subtracted  from the Premises (to the extent the Premises is 42,660 square  feet or  larger)  or at the  ratio  of one  parking  space  per each 820 rentable  square feet subtracted from the Premises to the extent the Premises is less than 42,660  square  feet.  Tenant  shall pay  Landlord the fee for parking monthly, in advance,  with monthly Rent. Through December 31, 2002, such parking fee shall be the same as charged on September 18, 2001 under the Original Lease.
Thereafter,  the parking fee will be adjusted to the then  current  market rate.
Thereafter,  any  adjustment  in market rate shall be limited,  on a  cumulative

                                       12

basis, to 4% per year. Parking spaces which are currently  allocated to and used by Tenant's subtenants  D.C.  Dudley & Associates and Summo  Minerals, shall continue to be made  available to them for the Term of this Lease at the parking fee determined under this paragraph.

           a.  Landlord,  at  its  sole  election,  shall  designate  types  and locations of parking spaces within the parking facilities provided, however, any such  designation  shall be uniformly  applied and shall not unfairly  favor any tenant in the  Building.  Landlord  shall not move the  location  of Tenant's 20 reserved  parking  spaces and the reserved  parking  spaces which are  currently allocated to and used by Tenant's subtenants,  D.C. Dudley &  Associates and
Summo Minerals,  unless  required to do so by events not in Landlord's  control;
provided,  however,  that  Landlord  will use good faith  efforts to return such spaces to their  original  location as soon as practical.

           b.  In  addition  to the  limited  rate  increases  in  parking  fees described above,  Landlord may increase the parking fee by the amount of any fee or charge levied, assessed,  imposed, or required to be paid to any governmental authority on account of the parking of motor vehicles.

           c. If  requested by  Landlord,  Tenant  shall notify  Landlord of the license plate number,  year, make, and model of each automobile  entitled to use the parking  facilities  pursuant to this Lease,  and if  requested by Landlord, such automobile shall be identified by identification tags and stickers and only such designated automobiles will be permitted to use the parking facilities.

           d. Parking  facilities are provided solely for the  accommodation  of
Tenant.   Landlord  disclaims  any  responsibility  or  liability  of  any  kind whatsoever,  from whatever cause,  with respect to automobile  parking areas and adjoining streets, sidewalks,  driveways, property, and passage ways, or the use thereof by Tenant or  Tenant's  employees,  customers,  agents,  contractors  or invitees.

During  the  period  CRESA is  providing  construction  management  services  as contemplated by paragraph 10(a),  above, a  representative  of CRESA may park in the loading dock area of the Building  pursuant to  reasonable  requirements  of
Landlord, including sign-in procedures and depositing keys for such vehicle with
Building security.

     16. Storage Space  Agreement.  Tenant entered into a certain  Storage Space
         ------------------------
Agreement  dated  September  30,  1991,  with  Equitable,  the then owner of the
Building.  The Storage Space  Agreement  shall continue in effect at the current rate of $10.00 per square foot. The Storage Space  Agreement  shall terminate as of the last day of the Term of this  Lease.  Landlord  may  change the amount of rent payable with respect to Storage Space  Agreement,  provided such rent shall not be  increased  on a  cumulative  basis more than 3% per year from January 1,
2002.

                                       13

     17. Hazardous Materials.
         -------------------

           a. Definition of Hazardous Materials.  The term "Hazardous Materials"
              ---------------------------------
for purposes  hereof shall mean any chemical,  substance,  materials or waste or component thereof which is now or hereafter listed,  defined or regulated as all hazardous or toxic chemical, substance,  materials or waste or component thereof by any federal,  state or local governing or regulatory body having jurisdiction
("Governmental  Body"),  or  which  would  trigger  any  employee  or  community
"right-to-know"  requirements  adopted by any such  body,  or for which any such body has adopted any  requirements  for the  preparation  or  distribution  of a materials  safety data sheet ("MSDS").  Landlord  represents that, to its actual knowledge,  there are no Hazardous Materials currently existing on the Property, except as may be  disclosed  in any report or  document  delivered  to Tenant by
Landlord,  Hazardous  Materials  brought to the  Premises  by Tenant or Tenant's agents,  commercially  reasonable  amounts  of  Hazardous  Materials  which  are
constituents  of  cleaners,   solvents,  or  ink,  in  commercially   reasonable
quantities,  as used in normal  day-to-day  operations  of the  Building and the
Premises,  or Hazardous  Materials  contained in office  equipment,  appliances, electrical fixtures, all of which are not in violation of applicable law.

           b. No Hazardous  Materials.  Tenant shall not transport,  use, store,
              -----------------------
maintain,  generate,  manufacture,  handle,  dispose,  release, or discharge any
Hazardous  Materials.  However,  the foregoing provisions shall not prohibit the transportation  to and from, and use,  storage,  maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly  permitted to be undertaken in the Premises under Article 6, provided:
(a)  such  Hazardous  Materials  shall  be  used  and  maintained  only  in such quantities as are  reasonably  necessary for such  permitted use of the Premises and the ordinary  course of Tenant's  business  therein,  strictly in accordance with  applicable  Law,  highest  prevailing  standards,  and the  manufacturers'
instructions  therefor,  (b) such Hazardous  Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the
Premises  in  compliance  with  all  applicable  Laws,  and  as  Landlord  shall reasonably  require,  (c) if any  applicable  Law or  Landlord's  trash  removal contractor  requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal  directly  with a qualified and licensed  disposal  company at a lawful disposal  site (subject to  scheduling  and approval by  Landlord),  and (d) any remaining such Hazardous  Materials  shall be completely,  properly and lawfully removed from the Building upon expiration or earlier  termination of this Lease.
Any clean up,  remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any  testing,  investigation,  and the  preparation  and  implementation  of any remedial action plan required by any Governmental Body or reasonably required by
Landlord.  If Landlord or any Lender or Governmental body arranges for any tests or studies showing,  that this Article has been violated by Tenant, Tenant shall pay for the costs of such tests.

                                       14

           c. Notices To Landlord. Tenant shall promptly notify Landlord of: (i)
              -------------------
any enforcement,  cleanup or other regulatory  action taken or threatened by any governmental  or  regulatory  authority  with  respect  to the  presence  of any
Hazardous  Materials on the Premises or the  migration  thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii)
any  release,  discharge  or  non-routine,  improper  or  unlawful  disposal  or transportation  of  any  Hazardous  Materials  on or  from  the  Premises  or in violation of this Article,  and (iv) any matters where Tenant is required by Law to give a notice to any Governmental Body respecting any Hazardous  Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate,  as a party,  in any legal  proceedings  or actions  affecting  the
Premises initiated in connection with any  environmental,  health or safety law.
At such times as Landlord may reasonably request,  Tenant shall provide Landlord with a  written  list,  certified  to be  true  and  complete,  identifying  any
Hazardous Materials then used, stored, or maintained upon the Premises,  the use and approximate  quantity of each such  materials,  a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

           d.  Indemnifications.  Tenant  will  indemnify,  defend  (by  counsel
               ----------------
reasonably  acceptable  to  Landlord),  protect,  and hold  Landlord and each of
Landlord's partners, employees, agents, attorneys,  successors and assigns, free and  harmless  from and  against  any and all  claims,  liabilities,  penalties, forfeitures,  losses  or  expenses  (including  attorney's  fees) or death of or injury  to any  person or damage to any  property  whatsoever,  arising  from or caused in whole or in part directly or indirectly, by:

                i. the  presence  in,  on,  under,  or  about  the  Premises  or discharge in or from the Premises of any Hazardous  Materials placed in, under or  about,  the  Premises  by  Tenant  or at  Tenant's  direction, excluding any tenant improvement work done by Landlord; or

                ii. Tenant's use, analysis, storage,  transportation,  disposal, release,  threatened  release,  discharge,  or  Generation  of Hazardous
        Materials to, in, on, under, about, or from the Premises; or

                iii. Tenant's failure to comply with any Hazardous Materials Law applicable hereunder to Tenant.

Landlord will indemnify,  defend (by counsel  reasonably  acceptable to Tenant), protect,  and hold Tenant and each of  Tenant's  employees,  agents,  attorneys, successors  and assigns,  free and harmless from and against any and all claims, liabilities  penalties,  forfeitures,  losses or expenses (including  attorney's fees) or death of or injury to any person or damage to any property  whatsoever, arising from or caused in whole or in part, directly or indirectly, by

                                       15

                        (1) the  presence in, on, under or about the Premises or
                the  Building  or  discharge  in or  from  the  Premises  or the
                Building of any Hazardous  Materials  existing as of the date of this  Amendment  (and not placed or released on the  Premises by
                Tenant) or placed,  in, on, under,  or about the Premises or the
                Building by Landlord or at Landlord's direction; or

                        (2) Landlord's use, analysis,  storage,  transportation,
                disposal,  release,  threatened release, discharge or generation of  Hazardous  Materials  to, in, on,  under,  about or from the
                Premises or the Building; or

                        (3)  Landlord's  failure  to comply  with any  Hazardous
                Materials Law.

The obligations of each party ("Indemnifying  Party") pursuant to this paragraph includes,  without  limitation,  and whether  foreseeable or unforeseeable,  all costs  of any  required  or  necessary  repair,  cleanup  or  detoxification  or decontamination  of the  Premises  or the  Building,  and  the  preparation  and implementation  of any  closure,  remedial  action  or other  required  plans in connection therewith,  and survives the expiration or earlier termination of the term of the Lease.

     18.  Alterations.  Tenant  shall make no  alterations  or  additions to the
          -----------
Premises without the prior written consent of Landlord,  which consent shall not be unreasonably  withheld.  Tenant shall complete any alterations  authorized by
Landlord in good and workman like manner,  using  contractors  and pursuant to a general contract reasonably acceptable to Landlord, fully paid for and free from liens,  in accordance  with plans and  specifications  approved by Landlord.  In exercising  Landlord's  reasonable  discretion under this paragraph 18, Landlord may take into consideration the following, without limitation: the effect of any proposed alteration or addition on any base system of the Building, the need for additional  power,  the need to rebalance  the HVAC system,  the effect on other portions of the Building, the business reputation and financial qualification of the contractors and their  experience  with the Building,  and similar  factors.
Tenant  shall  give  Landlord  at  least 10 days  prior  written  notice  of the commencement  of any  alterations to afford  Landlord the  opportunity to post a notice  of  nonresponsibility,  which  notice  Tenant  will  maintain  in  place throughout the period of construction. Tenant indemnifies Landlord on account of any  mechanics',  materialmen's,  or  similar  lien or  encumbrance  to be filed against the Premises or Building in connection  with any such work undertaken by
Tenant.  Tenant shall remove any such lien to Landlord's  satisfaction within 20 days from its  recordation,  and if  Tenant  fails to do so,  Landlord  may take whatever  action  Landlord deems  necessary to remove such lien or  encumbrance, without being  responsible to investigate its validity.  All amounts so paid and
Landlord's  costs,  including  attorneys' fees, shall be deemed  additional rent under  this  Lease and be  payable  in full  upon  demand.  Tenant  shall not be required to remove any  alterations or additions made by Tenant pursuant to this paragraph unless removal is made a condition of Landlord's approval.

                                       16

     19. Compliance with ADA. Notwithstanding anything to the contrary contained
         -------------------
in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans  With  Disabilities  Act of 1990 (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of
Title III of the ADA for all Common Areas, including exterior and interior areas of the  Building  not  included  within the  Premises  or the  premises of other tenants;  (ii) Landlord shall be responsible  for compliance with the provisions of  Title  III of the ADA for any  construction,  renovations,  alterations  and repairs made within the Premises if such construction,  renovations, alterations or repairs  are made by  Landlord  for the  purpose of  improving  the  Building generally or are done as Landlord's  Work and the plans and  specifications  for the Landlord's  Work were prepared by Landlord's  architect or space planner and were not provided by Tenant's architect or space planner;  (iii) Tenant shall be responsible  for compliance  with the provisions of Title III of the ADA for any construction,  renovations,  alterations and repairs made within the Premises if such construction,  renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

     20. General  Office Use.  Paragraph 11 of the Original Lease permits Tenant
         -------------------
to  occupy  and use the  Premises  for  general  offices  and no  other  purpose whatsoever. "General office use" does not include use as a telephone call center or other use which would  increase the level of occupancy of the Premise to more than one person per 170 square feet.

     21.  Rules  and   Regulations.   Landlord  may  adopt  Building  Rules  and
          ------------------------
Regulations  and  janitorial  specifications  from time to time  which  shall be applicable  to all tenants in the  Building  to the extent of any  inconsistency between  the  provisions  of this  Lease and the  provisions  of such  Rules and
Regulations,  this  Lease  shall  control.  A copy  of  the  current  Rules  and
Regulations and janitorial  specifications  is attached to this Lease as Exhibit
                                                                         -------
D.
-

     22.  Surrender  of Premises.  Upon the  expiration  of the Term,  or sooner
          ----------------------
termination  of the Lease,  Tenant  shall quit and  surrender  to  Landlord  the
Premises,  broom clean,  in good order and  condition,  normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment,  wall coverings,  carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be  Landlord's  property  and  shall  remain,  all  without  compensation, allowance or credit to Tenant.  Any property not removed shall be deemed to have been  abandoned  by Tenant and may be  retained  or  disposed  of by Landlord at
Tenant's expense free of any and all claims of Tenant, as Landlord shall desire.
All property not removed from the Premises by Tenant may be handled or stored by
Landlord at Tenant's  expense  and  Landlord  shall not be liable for the value, preservation,  or safekeeping  thereof. At Landlord's option all or part of such property may be conclusively  deemed to have been conveyed by Tenant to Landlord as if by bill of sale without  payment by Landlord.  The Tenant hereby waives to the maximum  extent  allowable the benefit of all laws now or hereafter in force in this state or elsewhere  exempting  property  from  liability for rent or for debt.  Tenant's Liebert air cooling unit presently located on the Premises shall

                                       17

be deemed to be equipment  owned by Tenant,  and not a leasehold  improvement or fixture.  Tenant shall,  upon the  termination of the Lease with respect to that portion of the Premises  where such Liebert unit is located  remove such Liebert unit and repair any damage to the Premises caused by such removal.

     23. Cooperation Regarding Operation of HVAC System.  Paragraph 11(k) of the
         ----------------------------------------------
Original Lease is revised to read in its entirety as follows:

     Tenant  shall  cooperate in all reasonable  ways  with Landlord to
     assure  the effective   operation  of  the   Building's   heating,
     ventilating, and air-conditioning  system.  Such cooperation shall include closing of window coverings during the cooling season; not covering registers or returns; not  making substantial  changes in the  location of  electrical  equipment, lights,  and  other  heat generators  compared  to  the  plans; not  accessing  or  changing thermostat  settings without input from  Building  management; and
     not using space heaters or other substantial generators of heat in the Premises

     24.  Landlord's  Obligation to Repair. To the extent any part of the Tenant
          --------------------------------
Improvements  contemplated  by this Amendment and paid for with the TI Allowance constitute part of the Building's  base utility  systems or structural  element,
Landlord,  and not Tenant,  shall be obligated to maintain,  repair, and replace such  items as  contemplated  by the  second  sentence  of  paragraph  12 of the
Original Lease.

     25.  Assignment  and  Assumption.  Parish is the original  tenant under the
          ---------------------------
Original  Lease (as defined in  paragraph 1, above).  Parish  hereby  assigns to
Tenant all of Parish's  rights and  obligations  of whatsoever  nature under the
Original  Lease  as  modified  by this  Amendment.  Tenant  hereby  assumes  all obligations  of Parish under the Original Lease and this Amendment and agrees to timely pay and perform all  obligations  of Parish and Tenant under the Original
Lease and this  Amendment.  Landlord  shall not be required to provide to Parish
any  notices  under  the  Lease,  including,   without  limitation,   notice  of
non-payment or non-performance or any notice of default.

     26. Substitute Premises. Paragraph 26 of the Original Lease is deleted.
         -------------------

     27. Force Majeure. Landlord shall be excused for the period of any delay in
         -------------
the  performance of any  obligation  hereunder when prevented from so doing by a cause or causes  beyond  its  control  ("Force  Majeure"),  including  all labor disputes,  civil  commotion,  war,  war-like  operations,  invasion,  rebellion, hostilities,  military or usurped power, sabotage,  governmental  regulations or controls, fire or other casualty,  inability to obtain any material, services or financing,  or through acts of God.  Tenant shall similarly be excused for delay in the  performance  of any  obligation  hereunder  by reason of Force  Majeure;
provided:

                                       18

           a.  Nothing  contained  in this  paragraph or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money; and

           b. No reliance by Tenant upon this paragraph  shall limit or restrict in any way Landlord's right of self-help as provided in this Lease.

     28. Certifications and Covenants by Tenant. As additional consideration for
         --------------------------------------
this Amendment, Tenant hereby certifies that:

           a. The Lease is in full force and effect,  unmodified  except by this
Amendment, and binding on Tenant. Tenant ratifies the Lease.

           b. There are no uncured  defaults  on the part of  Landlord or Tenant under the Lease.

           c. There are no existing offsets or defenses which Tenant has against the enforcement of the Lease by Landlord.

     29.  Authority.  Each of Landlord and Tenant,  and each person  signing for
          ---------
them, hereby warrants and represents to the other that the individual signing on behalf of that party is fully authorized to sign on behalf of, and to bind, such party and  that,  when  signed by the  parties,  this  Amendment  shall be fully binding  on the  party  on whose  behalf  this  Amendment  is  executed  by such individual.

     30. Exhibits.  The parties  acknowledge and agree that each of the Exhibits
         --------
attached to this  Agreement  form an integral part of this Agreement and by this reference are incorporated herein as if set forth in full verbatim.

                           Exhibit A:       Suite 420
                           Exhibit B:       Operating Expense Exclusions
                           Exhibit C:       ASHRAE Standards
                           Exhibit D:       Rules and Regulations and Janitorial
                                            Standards

     31. Execution by Facsimile and Counterparts. This Amendment may be executed
         ---------------------------------------
in one or more counterparts,  all of which shall, taken together, constitute one and the same  agreement.  The parties intend that delivery of this Amendment may be effected by facsimile  transmission  and that a facsimile copy which has been executed by the transmitting party shall constitute an original.

                                       19

     32. Notice Addresses. Addresses for notice to Landlord and Tenant under the
         ----------------
Lease shall be as follows:

                  Landlord:        Massachusetts Mutual Life Insurance Company
                                   c/o Cornerstone Real Estate Advisers, Inc.
                                   10866 Wilshire Boulevard
                                   Suite 800
                                   Los Angeles, CA 90024
                                   Attn: Asset Manager - Denver Financial Center

                  with a copy to:  Transwestern Commercial Services
                                   1775 Sherman Street, Lobby Level
                                   Denver, CO 80203

                  Tenant:          St. Mary Land & Exploration Company
                                   1776 Lincoln Street, Suite 700*
                                   Denver, CO 80203
                                   Attn:  Vice President - Administration

                  with copy to:    St. Mary Land & Exploration Company
                                   1776 Lincoln Street, Suite 700
                                   Denver, CO 80203
                                   Attn:  General Counsel

                            *Suite 1100 prior to delivery of 7th Floor to Tenant

     33. Entire Agreement.  This Amendment,  together with the Exhibits attached
         ----------------
hereto, constitutes the entire agreement of the parties and supersedes all prior understandings and agreements with respect to the subject matter hereof.

                                       20

     34. No Amendments. No change,  modification,  or addition of this Amendment
         -------------
shall be  enforceable  unless it is in writing  and signed by the party  against whom enforcement is sought.

LANDLORD:                                      TENANT:
--------                                       ------

MASSACHUSETTS MUTUAL LIFE                      ST. MARY LAND & EXPLORATION
INSURANCE COMPANY                              COMPANY, a Delaware corporation

By:      CORNERSTONE REAL ESTATE
         ADVISERS, INC., its agent             By: /s/ MARK A. HELLERTEIN
                                                  ------------------------------
                                               Name Typed:  Mark A. Hellerstien
         By: /s/ ROBERT K. GIFFIN              Title:  President
             -------------------------------   Date:  12/14/01
         Name Typed:  Robert K. Giffin              ----------------------------
         Title:  Vice President
         Date:  12/17/01
              ------------------------------

                                       21